EXHIBIT 10.1

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of the 7th day of October, 2004 by and among HARKEN ENERGY CORPORATION, a Delaware corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended;

B. The Purchasers wish to purchase, and the Company wishes to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement (i) an aggregate of 50,000 shares (“Preferred Shares”) of the Company’s Series M Cumulative Convertible Preferred Stock, liquidation preference $100 per share, having the rights, designations and preferences set forth in the Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate”), which Preferred Shares shall be convertible into shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in accordance with the terms of the Certificate, and (ii) warrants (“Warrants”) to purchase an aggregate of up to 4,385,965 shares of Common Stock at an exercise price equal to $0.57, in the form attached hereto as Exhibit B, in each case as are set forth on the signature page(s) attached hereto and executed by each such Purchaser for an aggregate purchase price of up to $5,000,000;

C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws; and

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise

“Agreements” means this Agreement, the Registration Rights Agreement, the Certificate and the Warrants.

1.1. “Approved Market” means the American Stock Exchange, the New York Stock Exchange, or the Nasdaq National Market or the Nasdaq Small-Cap Market.

1.2. “Certificate” shall have the meaning set forth in the recitals to this Agreement.

1.3. The “Company” shall refer to the Company (as defined in the first paragraph hereof) together with its subsidiaries wherever applicable (including without limitation with respect to all representations of the Company unless the context otherwise requires).

1.4. “Closing” means the consummation of the transactions contemplated by this Agreement, and “Closing Date” means the date of such Closing.

1.5. “Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

1.6. “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets, prospects or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

1.7. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.8. “SEC” means the U.S. Securities and Exchange Commission.

1.9. “SEC Filings” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and all other reports filed by the Company pursuant to the 1934 Act since December 31, 2003.

1.10. “Securities” means the Preferred Shares, Underlying Shares, Warrants and Warrant Shares.

1.11. “Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, as payment for dividends on, upon redemptions of, or otherwise pursuant to, the Preferred Shares.

1.12. “Warrants” shall have meaning set forth in the recitals to this Agreement.

1.13. “Warrant Shares” means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

1.14. “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.15. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Purchase and Sale of the Preferred Shares and Warrants. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, the number of Preferred Shares set forth on such Purchaser’s signature page attached hereto and Warrants to purchase the number of shares of Common Stock as is equal to 50% of the Purchase Price paid by such Purchaser divided by 95% of the Conversion Price (as defined in the Certificate). Each Purchaser’s aggregate purchase price (the “Purchase Price”) for the Preferred Shares and Warrants to be purchased hereunder is set forth on such Purchaser’s signature page attached hereto.

Closing.

Closing Procedure. The Company shall promptly deliver to Purchasers’ counsel, in trust, Preferred Shares and Warrants, registered in the names of the Purchasers as indicated on the signature pages to this Agreement, representing all of the Preferred Shares and all of the Warrants, with instructions that such Preferred Shares and Warrants are to be held in escrow for release to the Purchasers only upon payment of the Purchase Price to the Company and confirmation of receipt by the Company or its counsel. Upon receipt by counsel to the Purchasers of the Preferred Shares, Warrants and the execution and/or delivery of such other documents contemplated hereby to be executed and/or delivered on or prior to the Closing, each Purchaser shall promptly cause a wire transfer in immediately available funds to be sent to the account of the Company, in an amount representing the Purchase Price, as follows:

J.P. Morgan Chase Bank

Houston, Texas

ABA No.: 113000609

For credit to account No.: 08805216221

For credit to the account of Harken Energy Corporation

Reference: Tail Wind

On the date the Company receives all such funds, the Preferred Shares and the Warrants shall be released to the Purchasers (and such date shall be deemed the “Closing Date”).

Closing Date Deliveries.

On the Closing Date, the Company shall deliver to the Purchasers:

(i) Certificates for the Preferred Shares;

(ii) Warrants in the form attached as Exhibit B;

(iii) The executed Registration Rights Agreement in the form attached as Exhibit C;

(iv) A stamped copy of the Certificate duly filed with the Secretary of State of the State of Delaware;

(v) The opinion(s) of counsel referred to in Section 7.4 below; and

(vi) An officer’s certificate in form and substance reasonably satisfactory to the Purchasers and the Purchasers’ counsel, executed by an officer of the Company, certifying as to satisfaction of applicable closing conditions, incumbency of signing officers, the true, correct and complete nature of the Certificate of Incorporation and By-laws, good standing and authorizing resolutions.

On the Closing Date, the Purchasers shall deliver to the Company:

(vii) The Purchase Price set forth on the Purchasers’ signature page hereto; and

(viii) The executed Registration Rights Agreement.

Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers that:

Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not be reasonably likely to result in a Material Adverse Effect.

Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

Capitalization. The capitalization of the Company as of September 29, 2004 is as described in Schedule 4.3 attached hereto. The Company has not issued any capital stock since such date other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s stock option plans and pursuant to the conversion or exercise of outstanding Convertible Securities. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, except to the extent that the failure of the foregoing to be true and correct would not have a Material Adverse Effect. Other than as set forth in the SEC Filings, no Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Other than as set forth in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind. Other than as set forth in the SEC Filings, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the securityholders of the Company relating to the securities of the Company held by them. Other than as set forth in the SEC Filings, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Valid Issuance. As of the Closing, the Company has reserved a sufficient number of shares of Common Stock for the issuance upon conversion of, as payment for dividends on, for redemption of, and otherwise pursuant to, the Preferred Shares, and upon exercise of or otherwise pursuant to the Warrants. The Preferred Shares, Warrants, Underlying Shares and Warrant Shares are duly authorized, and such Securities, when issued in accordance herewith and, in respect of the Underlying Shares and Warrant Shares pursuant to the terms of the Certificate and Warrants, respectively, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws. The number of shares to be reserved hereunder shall be determined without regard to any restrictions on beneficial ownership contained in the Agreements.

Consents. The execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers in Sections 5 of this Agreement, the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official, other than (i) approval by the American Stock Exchange (“AMEX”) for the listing of the Common Shares on the AMEX, (ii) filings that have been made pursuant to applicable state securities laws and (iii) post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods.

Delivery of SEC Filings; Business. The SEC Filings represent all filings required of the Company pursuant to the 1934 Act since December 31, 2003. The SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects. The Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

Use of Proceeds. The proceeds of the sale of the Securities hereunder shall be used by the Company for working capital and general corporate purposes.

No Material Adverse Change. Since December 31, 2003, except as disclosed and described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and or any other reports filed by the Company subsequent to such Form 10-K pursuant to the 1934 Act and filed at least ten (10) days prior to the date hereof, there has not been:

(i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 10-K for the fiscal year ended December 31,

2003, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect;

(ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company or any of its Subsidiaries;

(iv) any waiver by the Company of a material right or of a material debt owed to it;

(v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

(vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

(viii) any transaction entered into by the Company other than in the ordinary course of business; or

(ix) any other event or condition of any character that may have a Material Adverse Effect.

Registration Statements; Material Contracts.

During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Other than the shares of the Company’s Series G-4 Preferred Stock or as otherwise set forth in the SEC Filings, there are no agreements or instruments currently in force and effect that constitute a warrant, option, convertible security or other right, agreement or arrangement of any character under which the Company is or may be obligated to issue any material amounts of any equity security of any kind, or to transfer any material amounts of any equity security of any kind.

Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on
Form S-3 under the 1933 Act.

No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof (copies of which have been provided to the Purchasers before the date hereof), or (ii) except where it would not have a Material Adverse Effect, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (B) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject. Except where it would not have a Material Adverse Effect, the Company (i) is not in violation of any statute, rule or regulation applicable to the Company or its assets, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets, and (iii) is not in breach or violation of any agreement, note or instrument to which it or its assets are a party or are bound or subject. The Company has not received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it, in each case taking into account permitted extensions. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate, and there are no unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

Title to Properties and Securities. Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

No Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

Intellectual Property. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights (collectively, “Intellectual Property Rights”), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, necessary to conduct the business now operated by it, or presently employed by it, and presently contemplated to be operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights except as disclosed in the SEC Filings. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except those the expiration or termination of which would not cause a Material Adverse Effect. To the Company’s knowledge, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company. There is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

1.16. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

Litigation. Except as disclosed in the SEC Filings, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

Financial Statements. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

Compliance with AMEX Continued Listing Requirements. The Company is in compliance with all applicable American Stock Exchange continued listing requirements. There are no proceedings pending or to the Company’s knowledge threatened against the Company relating to the continued listing of the Company’s Common Stock on the American Stock Exchange and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from the American Stock Exchange.

Brokers and Finders. The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company. Upon

Closing, the Company shall pay to any finder in connection with the transactions contemplated hereby any finder’s fee(s) owing to such finder pursuant to a separate agreement or arrangement.

No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act, or would require the integration of this offering with any other offering of securities for purposes of determining the need to obtain stockholder approval of the transactions contemplated hereby under the rules of the American Stock Exchange.

Disclosures. No representation or warranty made by the Company under any section hereof and no written information furnished by the Company to the Purchasers or any authorized representative of the Purchasers, pursuant to the Agreements or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which the statements were made, not misleading.

Representations and Warranties of the Purchaser. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company as to itself only that:

Organization and Existence. The Purchaser is a validly existing corporation, partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

Purchase Entirely for Own Account. The Securities to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of securities laws, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same, in violation of securities laws. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and has received and read the SEC Filings filed via EDGAR at least five days prior to the date hereof. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws, applicable state laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144 are permitted, certificates evidencing the Securities may bear one or all of the following legends or legends substantially similar thereto:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THERE IS AN AVAILABLE EXEMPTION FROM, OR SUCH SALE OR TRANSFER IS IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER.”

If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

Upon registration for resale pursuant to the Registration Rights Agreement, and for so long as (and at all times as) such Registration Statement remains effective, or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing the Underlying Shares and Warrant Shares previously issued to be replaced with certificates which do not bear such restrictive legends, and all Underlying Shares and Warrant Shares subsequently issued shall not bear such restrictive legends. The Company shall not place any restrictive legend on certificates evidencing the Underlying Shares and Warrant Shares subsequently issued or impose any stop transfer restriction thereon, unless prior to such Rule 144(k) becoming available the relevant Registration Statement subsequently becomes withdrawn or otherwise ceases to be effective, provided that any such restrictive legends or stop transfer restrictions shall be removed upon the earlier of such Registration Statement subsequently becoming effective or such Rule 144(k) becoming available.

Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

No General Solicitation. The Purchaser did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

Closing Documents. The parties acknowledge and agree that part of the inducement for the Purchasers to enter into this Agreement is the Company’s execution and delivery of the Registration Rights Agreement. The parties acknowledge and agree that on or prior to the Closing, the Registration Rights Agreement will be duly executed and delivered by the parties thereto.

Covenants and Agreements of the Company.

19.9% Cap; Rule 144.

19.9% Cap. In the event that at any time the Company would be obligated to issue an amount of shares upon conversion of, as payment for dividends on, for redemption of, and otherwise pursuant to, the Preferred Shares, or upon exercise of the Warrants, which, when aggregated with all shares of Common Stock issued to the Purchasers hereunder (including under the Certificate and Warrants and including to other purchasers of Preferred Shares), would constitute a breach of the Company’s obligations under the rules or regulations of the American Stock Exchange as they apply to the Company, or any other principal securities exchange or market (“Principal Market”) upon which the Common Stock is or becomes traded (the “Cap Regulations”), the Company shall not be obligated to issue any such shares of Common Stock to the extent such shares are in excess of the maximum permissible amount (“Maximum Common Stock Issuance”) under such Cap Regulations (“Excess Shares”). Each holder of Preferred Shares shall be entitled to receive the number of Underlying Shares, together with its Warrant Shares under the Warrant held by it, equal to such holder’s pro rata share of the Maximum Common Stock Issuance (based upon its aggregate Purchase Price under the Purchase Agreement). Once a holder has received its total pro rata share upon conversion of its Preferred Shares and exercise of its Warrants, and if the Company shall not have complied with its obligations to obtain the stockholder approval described below by the date set forth below, it shall have the right to compel the Company to redeem its remaining Preferred Shares and Warrants as set forth below. If a holder has converted and exercised all of its Preferred Shares and Warrants, but has not depleted the total number of pro rata shares of the Maximum Common Stock Issuance allocated to it hereunder, its remaining pro rata shares shall be reallocated amongst the other holders still holding Preferred Shares and Warrants on a pro rata basis. If at any point in time and from time to time (each a “Trigger Date”) the number of shares of Common Stock issued pursuant to conversion of the Preferred Shares and exercise of the Warrants, together with the number of shares of Common Stock that would then be issuable by the Company upon conversion of all the Preferred Shares and exercise of all the Warrants then outstanding, would exceed the Maximum Common Stock Issuance but for this Section, then the Company shall, at the Company’s election, either (A) promptly call a shareholders meeting to obtain shareholder approval for the issuance of shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days following the Trigger Date, or (B) purchase from the holders of Preferred Shares and Warrants on a pro rata basis such number of Preferred Shares and number of Warrants which cannot be converted or exercised due to such Maximum Common Stock Issuance limitation at a redemption price equal to (x) for the Preferred Shares, 100% of such Liquidation Value (as defined in the Certificate), and (y) for the Warrants, the number of Excess Shares underlying the Warrant multiplied by the positive difference, if any, of the closing sale price on the American Stock Exchange as of the Trigger Date minus the Warrant Price (as defined in the Warrants). Such redemption price shall be paid within five (5) trading days after a Trigger Date if this clause (B) is elected. The Company shall make such election with three (3) days following the Trigger Date by giving written notice to all holders of Preferred Shares and Warrants. If the Company fails to timely make such election, or elects clause (A) but then fails to obtain such shareholder approval within 60 days following the Trigger Date, then the Company shall purchase such Preferred Shares and Warrants which cannot be converted or exercised within five (5) trading days following any such failure. Only shares of Common Stock acquired pursuant to this Agreement (including Underlying Shares and Warrant Shares) will be included in determining whether the limitation contained herein would be exceeded for purposes of this Section 7.1(a).

Rule 144. The Company agrees that, for purposes of determining the holding period under Rule 144 of the 1933 Act for Underlying Shares issued upon conversion of the Preferred Shares, the holding period of such Underlying Shares shall be tacked to the holding period of the Preferred Shares. The Company agrees to make publicly available on a timely basis the information necessary to enable Rule 144 under the 1933 Act to be available for resale.

[Intentionally omitted]

Right of the Purchasers to Participate in Future Transactions. For the two-year period commencing on the Closing Date, The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. will have a right to participate in any sales of any of the Company’s securities in a capital raising transaction on the terms and conditions set forth in this Section 7.3. During such period, the Company shall give 36 hours advance written notice to such Purchasers prior to any non-public offer or sale of any of the Company’s equity securities or any securities convertible into or exchangeable or exercisable for such securities in a capital raising transaction by providing to such Purchasers a comprehensive term sheet containing all significant business terms of such a proposed transaction. Such Purchasers shall have the right (pro rata in accordance with such Purchasers’ purchase price for the Preferred Shares) to participate in such transaction by purchasing in such transaction an amount of the identical securities issued in such transaction equal to up to 15% of the aggregate amount of such securities issued to such Purchasers and such other investors together for the same consideration and on the same terms and conditions as such third-party sale. If, subsequent to the Company giving notice to such Purchasers hereunder but prior to each of such Purchasers exercising its rights hereunder, the terms and conditions of the third-party sale are changed from that disclosed in the comprehensive term sheet provided to such Purchaser, the Company shall be required to provide a new notice to such Purchaser hereunder and such Purchasers shall have the right to exercise their rights to purchase the identical securities in such transaction on such changed terms and conditions as provided hereunder. The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Purchasers pursuant to this Section 7. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by any Purchaser pursuant to any capital raising transaction as described in this Section 7.3 shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Purchaser (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Purchaser’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the Purchaser’s “affiliates” (as defined in Rule 144 of the 1933 Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the 1934 Act, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock.

Opinion of Counsel. On or prior to the Closing Date, the Company will deliver to the Purchasers the opinions of legal counsel to the Company substantially in the form and substance attached hereto as Exhibit D.

Reservation of Common Stock issuable upon Conversion of Preferred Shares and Exercise of Warrants. The Company hereby agrees at all times to reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the full conversion of Preferred Shares (including payment of accrued dividends thereon and redemption thereof) and the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the full conversion of Preferred Shares (including payment of accrued dividends thereon and redemption thereof) in accordance with the terms of the Certificate and to permit the full exercise of the Warrants in accordance with the terms of the Warrants. All calculations pursuant to this paragraph shall be made without regard to restrictions on beneficial ownership.

Reports. For so long as the Purchasers beneficially own the Preferred Shares or Warrants, the Company will furnish to the Purchasers the following reports, each of which shall be provided to the Purchasers by air mail or reputable international courier (within one week of filing with the SEC, in the case of SEC filings), to the extent not filed on and available at that time via EDGAR:

Quarterly Reports. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the Company’s quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders’ equity and cash flows for such period and for the portion of the Company’s fiscal year ended on the last day of such quarter, all in reasonable detail and certified by the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the Company’s Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as at the end of such fiscal year and the related consolidated statements of earnings, stockholders’ equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to the Purchaser.

Securities Filings. As promptly as practicable and in any event within five days after the same are issued or filed, copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes or files, or, to the extent also delivered to the Company, any officer or director of the Company (in such person’s capacity as such) furnishes or files with the SEC.

Other Information. Such other information relating to the Company as from time to time may reasonably be requested by any Purchaser provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to the Purchaser would not be harmful to the Company or violate any rules or regulations of the SEC or the American Stock Exchange.

Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Purchasers for comment at least two (2) business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of the American Stock Exchange or another national securities exchange or market. The Company shall issue a press release concerning the fact and material terms of this Agreement within three business days of the Closing, provided that in lieu thereof the Company may file a Form 8-K concerning the fact and material terms of this Agreement within five business days of the Closing (attaching such Agreements as applicable).

No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Purchasers under the Agreements.

Insurance. For so long as any Purchaser beneficially owns any of the Securities, the Company shall have in full force and effect (a) insurance reasonably believed by the Company to be adequate on all assets and activities, covering property damage and loss of income by fire or other casualty, and (b) insurance reasonably believed to be adequate protection against all liabilities, claims and risks against which it is customary for companies similarly situated as the Company to insure.

Compliance with Laws. So long as the Purchasers beneficially own any Securities, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent non-compliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

Listing of Underlying Shares and Related Matters. The Company hereby agrees, promptly following the Closing of the transactions contemplated by this Agreement, to take such action to cause the Underlying Shares and the Warrant Shares to be listed on the American Stock Exchange as promptly as possible but no later than the effective date of the registration contemplated by the Registration Rights Agreement. The Company further agrees that if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it will include in such application the Underlying Shares and Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. For so long as any Preferred Shares remain outstanding, the Company will take all action necessary to continue the listing and trading of its Common Stock on the AMEX or another Approved Market, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable, to ensure the continued eligibility for trading of the Underlying Shares and the Warrant Shares thereon.

Corporate Existence. So long as any Preferred Shares or Warrants remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith, regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to fulfill its obligations hereunder and effect the conversion (including payment on) and exercise in full of all Preferred Shares and Warrants outstanding as of the date of such transaction; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock and the shares of capital stock issuable upon conversion and exercise of the Preferred Shares and Warrants are (or would be upon issuance thereof) listed for trading on an Approved Market or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Securities at a price equal to the greater of (a) 120% of the Purchase Price of such Securities or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement and terminate upon expiration of the applicable statute of limitations.

Miscellaneous.

Successors and Assigns. This Agreement may not be assigned by the Company without the prior written consent of the holders of at least 75% of the outstanding Preferred Shares, which consent may not be unreasonably withheld or delayed. This Agreement may not be assigned by any Purchaser without the prior written consent of the Company, which consent may not be unreasonably withheld or delayed, except that without the prior written consent of the Company, but after notice duly given, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to any Person to which such Purchaser has transferred or assigned all or part of its Preferred Shares or Warrants in accordance with the terms of the Certificate and Warrants, provided in each case that such Affiliate, transferee or assignee acknowledges in writing to the Company that the representations and warranties contained in Section 5 hereof shall apply to such Affiliate, transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

HARKEN ENERGY CORPORATION

180 State Street

Suite 200

Southlake, TX 76092

Attention: Elmer A. Johnston, General Counsel

Fax: (281) 504-4110

If to the Purchasers, to the addresses set forth on the signature pages hereto.

Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay to Tail Wind Advisory and Management Ltd. a non-refundable sum equal to $40,000 as and for legal and due diligence expenses incurred in connection herewith, half of which amount has been previously paid. The Company shall pay all fees and expenses of any placement agents or finders in connection with the transactions contemplated by this Agreement pursuant to a separate agreement between such parties.

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of 75% of the Preferred Shares, provided, however, that any such amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this

Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Registration Rights Agreement, the Certificate and Warrants and other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Remedies.

The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

The Company on the one hand, and each Purchaser severally and not jointly on the other hand, shall indemnify the other and hold it harmless from any loss, cost, expense or fees (including attorneys’ fees and expenses) arising out of any breach of any representation, warranty, covenant or agreement in any of the Agreements, or arising out of the enforcement of this Section 9.11.

Jurisdiction. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or the other Agreements shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The Company and the Purchasers hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement or the other Agreements.

1.17. Like Treatment of Purchasers and Holders. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Agreements, unless such consideration is required to be paid to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers and holders of Securities on identical terms. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

1.18. Actions of Purchasers. The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything herein to the contrary, the actions and obligations of the Purchasers hereunder shall at all times be considered several and not joint, and the Purchasers are not, under any circumstances, agreeing to act jointly with respect to the Securities or any of their actions or obligations under the Agreements, and shall not constitute a “group” under the 1934 Act. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Purchasers with the same terms and Agreements for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

The Company:	HARKEN ENERGY CORPORATION

	By:	/s/ Elmer A. Johnston
	Name: Title:	Elmer Johnston Vice President

The Purchasers:

THE TAIL WIND FUND LTD.

By:	TAIL WIND ADVISORY AND MANAGEMENT LTD., as investment manager

By:	/s/ David Crook
Name: Title:	David Crook CEO

Purchase Price:	$4,600,000
Number of Preferred Shares:	46,000
Number of Warrants:	4,035,088
Conversion Price of Preferred Shares:	$0.60

Resident:	BVI

Address for Notices:	The Tail Wind Fund Ltd.
c/o Tail Wind Advisory and Management Ltd.
Attn: David Crook
1st Floor, No. 1 Regent Street
London, SW1Y 4NS UK
Telephone: 44-207-468-7660
Facsimile: 44-207-468-7657

with a copy to:

Peter J. Weisman, P.C.
335 Madison Avenue, Suite 1702
New York, NY 10017
Telephone: 212-418-4972
Facsimile: 212-317-8855

SOLOMON STRATEGIC HOLDINGS, INC.

By:	/s/ Andrew P. MacKellar
Name: Title:	Andrew P. MacKellar Director

Purchase Price:	$400,000
Number of Preferred Shares:	4,000
Number of Warrants:	350,877
Conversion Price of Preferred Shares:	$0.60

Resident:	BVI

Address for Notices:	Solomon Strategic Holdings, Inc.
c/o Andrew P. MacKellar (Director)
Greenlands
The Red Gap
Castletown
IM9 1HB
British Isles
Telephone: +011 (44) 1624 824171
Facsimile: +011 (44) 1624 824191

with a copy to:

Peter J. Weisman, P.C.
335 Madison Avenue, Suite 1702
New York, NY 10017
Telephone: 212-418-4972
Facsimile: 212-317-8855

Schedule 4.3

Capitalization of Harken Energy Corporation

Total Authorized Shares of Common Stock		325,000,000

TOTAL SHARES ISSUED		206,368,806

Authorized but Unissued Shares		118,631,194
Treasury Stock		605,700

Unissued Shares plus Treasury Stock		119,236,894

Shares Reserved for Future Issuance:
5.0% Euronotes Due 2009 Conversion ($5,245,000 /$0.52)	10,086,538
4.25 % Euronote Conversion ($4,166,666/$1.25 per share)	3,333,333
Preferred Series G1 (295,372 x $100/$12.50 per share)	2,362,976
Preferred Series G2 (27,150 x $100/$3.00 per share)	905,000
Preferred Series G4 (77,517 x $100/$2.00 per share)	3,875,850
Elliott Warrants	1,750,000
Preferred Series J (50,000 x $100/$0.87 per share)	5,910,050
Preferred Series L (50,000x$100.00/$0.72 per share)	6,944,444
Preferred Series L Warrants	3,676,471
Preferred Series J Warrants	2,873,563
Total Shares Reserved for Future Issuance		41,718,225

Shares Available for Issuance		77,518,669

Total Shares Issued		206,368,806
Treasury Stock		605,700

Total Shares Outstanding		205,763,106
Shares Reserved for Future Issuance		41,718,225

Fully Diluted Shares		247,481,331

25